UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 26, 2010	000-26673
Date of Report (Date of earliest event reported)	Commission File Number

WELWIND ENERGY INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	98-0207081
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10-20172 113B Avenue, Maple Ridge, British Columbia, Canada V2X 0Y9
(Address of Principal Executive Offices) (Zip Code)

(604) 460-8487

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 26, 2010, Welwind Energy International Corp. (the “Company”) accepted the resignation of Baldwin Kam Tao Cheng as the Director of the Company, such resignation was effective immediately. There were no disagreements between Mr. Kam Tao Cheng and our Board of Directors regarding any business practices or procedures.

On January 26, 2010, the Company appointed Mr. Simon Wong Wai Hung as the Company’s new Director, Mr. Wong Wai Hung accepted such appointment. The biography for Mr. Wong Wai Hung is set forth below:

Mr. Simon Wong Wai Hung has had 30 years of experience in the South East Asian Market. He is fully capable of being Director of an international energy company, and assisting with the needs throughout South East Asia and particular China. He started his first international company in 1982 whereby he expanded his professional photographic lab from Hong Kong to multiple countries. From 2005-2008, he served Convey Advertising Company Ltd. as International Development Manager. Since 2008, he has been working for Panpacific Business Ltd. as their Marketing Director.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELWIND ENERGY INTERNATIONAL CORP.

February 19, 2010		/s/ Tammy-Lynn McNabb
	Name:	Tammy-Lynn McNabb
	Title:	President and CEO

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